Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The following unaudited pro forma combined balance sheet of CCC Intelligent Solutions Holdings Inc. (“New CCC”) as of March 31, 2021 and the unaudited pro forma combined statements of operations of New CCC for the three months ended March 31, 2021 and for the year ended December 31, 2020 present the combination of the financial information of Dragoneer Growth Opportunities Corp. (“Dragoneer”) and Cypress Holdings, Inc. (“CCC”) after giving effect to the Business Combination, and related adjustments described in the accompanying notes. Dragoneer and CCC are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as New CCC.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination as if it was completed on March 31, 2021.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited historical financial statements of each of Dragoneer and CCC and the notes thereto, as well as the disclosures contained in the Proxy Statement/Prospectus included in Dragoneer’s Registration Statement on Form S-4 in the sections titled “Dragoneer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “CCC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New CCC’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New CCC. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.

On February 2, 2021, Dragoneer entered into the Business Combination Agreement with CCC. Dragoneer changed its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware on July 30, 2021 (the “Domestication”), upon which Dragoneer changed its name to “CCC Intelligent Solutions Holdings Inc.” (“New CCC”). Immediately after the Domestication, Chariot Merger Sub, a wholly owned subsidiary of Dragoneer, merged with and into CCC, with CCC as the surviving company in the Merger and, after giving effect to such Merger, CCC became a wholly owned subsidiary of New CCC. After giving effect to the Business Combination, New CCC owns, directly or indirectly, all of the issued and outstanding equity interests of CCC and its subsidiaries and the equityholders of CCC immediately prior to the Business Combination own a portion of the common stock of New CCC.

NEW CCC

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands, except share and per share data)

	Dragoneer (Historical)	CCC (Historical)	Pro Forma Adjustments			Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$1,517	$59,174	$479,897	(b.1)		$139,034
			150,000	(b.2)
			175,000	(c	)
			(24,150)	(d	)
			(16,439)	(d	)
			(7,171)	(d	)
			(2)	(l	)
			(134,570)	(g	)
			(10,218)	(i	)
			(9,004)	(j	)
			(525,000)	(n	)
Accounts and notes receivable, net	—	67,873	—			67,873
Income taxes receivable	—	1,888	—			1,888
Deferred contract costs	—	11,876	—			11,876
Prepaid expenses	329	—	(329)	(k	)	—
Other current assets	—	32,646	329	(k	)	30,608
			(2,367)	(d1)

Total current assets	1,846	173,457	75,976			251,279
Cash held in Trust Account	690,006		(210,109)	(a.1)		—
			(479,897)	(b.1)
Software, equipment and property—net	—	100,315	—			100,315
Operating lease assets		45,656				45,656
Intangible assets—net	—	1,287,260	—			1,287,260
Goodwill	—	1,466,884	—			1,466,884
Deferred financing fees, revolver—net	—	673	—			673
Long-term deferred contract costs	—	14,678	—			14,678
Other assets	—	16,293	—			16,293

TOTAL ASSETS	691,852	3,105,216	(614,030)			3,183,038

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	—	17,519	—			17,519
Accrued expenses	4,239	48,100	(3,916)	(i	)	48,423
Convertible note- related party	1,000	—	(1,000)	(m	)	—
Advance from affiliates	2	—	(2)	(l	)	—
Income taxes payable	—	4,075	—			4,075
Current portion of long-term debt	—	13,846	(13,846)	(n	)	—
Current portion of long-term licensing agreement—net of discount	—	2,579	—			2,579
Operating lease liabilities	—	10,137	—			10,137
Deferred revenues	—	28,100	—			28,100

Total current liabilities	5,241	124,356	(18,764)			110,833

	Dragoneer (Historical)	CCC (Historical)	Pro Forma Adjustments			Pro Forma
Long-term debt
First Lien Term Loan—net of discount and fees	—	1,301,941	(504,222)	(n	)	797,719
Total long-term debt	—	1,301,941	(504,222)			797,719
Deferred income taxes—net	—	316,269	—			316,269
Long-term licensing agreement—net of discounts	—	35,671	—			35,671
FPA liability	7,017	—	(7,017)	(m	)	—
Conversion option liability	1,237	—	(1,237)	(m	)	—
Warrant liability	47,519	—	10,255	(m	)	57,774
Deferred underwriting fees payable	24,150	—	(24,150)	(d	)	—
Operating lease liabilities	—	42,992	—			42,992
Other liabilities	—	24,532	—			24,532

Total liabilities	85,164	1,845,761	(545,135)			1,385,790

Commitments and Contingencies
Mezzanine Equity
Redeemable non-controlling interests	—	14,179	—			14,179
Class A Ordinary Shares subject to possible redemption	690,000	—	(210,109)	(a.1)		—
			(479,891)	(a.2)

Total Mezzanine equity	690,000	14,179	(690,000)			14,179
Stockholders’ equity and Deficit
Common Stock, $0.0001 par value	—	1	5	(a.2)		67
			1	(b.2)
			2	(c	)
			8	(e	)
			50	(f	)
Preferred stock	—	—	—			—
Class A Ordinary Shares, $0.0001 par value	—	—	—	(e	)	—
Class B Ordinary Shares, $0.0001 par value	2	—	(2)	(e	)	—
Additional paid-in capital	—	1,514,544	479,886	(a.2)		2,532,810
			149,999	(b.2)
			174,998	(c	)
			(10,698)	(d	)
			(7,171)	(d	)
			(83,320)	(e	)
			(50)	(f	)
			112,070	(f1)
			204,919	(h	)
			(2,367)	(d1)
Accumulated deficit	(83,314)	(269,005)	(5,741)	(d	)	(749,544)
			83,314	(e	)
			(112,070)	(f1)
			(134,570)	(g	)
			(204,919)	(h	)
			(6,302)	(i	)
			(9,004)	(j	)
			(1,001)	(m	)
			(6,932)	(n	)
Accumulated other comprehensive income (loss)	—	(264)	—			(264)
Total stockholders’ equity	(83,312)	1,245,276	621,105			1,783,069

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	691,852	3,105,216	(614,030)			3,183,038

NEW CCC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	Dragoneer (Historical)	CCC (Historical)	Pro Forma Adjustments			Pro Forma
Revenue	$—	$157,789	$—			$157,789
Cost of revenue	—	44,593	26	(gg	)	44,619

Gross margin	—	113,196	(26)			113,170
Operating expenses:
Research and development	—	30,624	69	(gg	)	30,693
Amortization of Intangible Assets	—	18,077	—			18,077
Selling and marketing	—	19,417	67	(gg	)	19,484
General and administrative	—	37,839	1,363	(gg	)	43,605
			4,403	(hh	)
Formation and operating costs	4,403	—	(4,403)	(hh	)	—

Total operating expenses	4,403	105,957	1,499			111,859

Operating income (loss)	(4,403)	7,239	(1,525)			1,311
Other income (expense):
Interest income (expense)	6	(18,766)	5,719	(jj	)	(13,041)
Gain (loss) on change in fair value of interest rate swaps	—	3,277	—			3,277
Loss on early retirement of debt	—	—	—			—
Other income, net	—	87	—			87
Change in fair value of warrants	102,401	—	—			102,401
Changes in fair value of conversion option	762	—	—			762
Interest expense- amortization of debt discount	(1,000)	—	—			(1,000)
Gain on FPA liability	62,857	—	—			62,857

Total other income (expense)	165,026	(15,402)	5,719			155,343

Pretax income (loss)	160,623	(8,163)	4,194			156,654
Income tax benefit (expense)		3,079	(35,976)	(ee	)	(32,897)

Net income (loss) attributable to common stockholders	$160,623	$(5,084)	$(31,782)			$123,757

Weighted average shares outstanding common stock – basic		1,483,107				594,188,108
Weighted averages shares outstanding – common stock – diluted		1,483,107				612,279,523
Common stock- basic		$(3.43)				$0.21
Common stock – diluted		$(3.43)				$0.20
Weighted-average shares outstanding – Class A Ordinary Shares	69,000,000
Class A ordinary share- basic and diluted	$0.00
Weighted average shares outstanding- Class B non-redeemable ordinary shares	17,250,000
Class B non-redeemable ordinary shares- basic and diluted	$9.31

NEW CCC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	Dragoneer (Historical)	CCC (Historical)	Pro Forma Adjustments			Pro Forma
Revenue	$—	$633,063	$—			$633,063
Cost of revenue	—	208,717	9,627 266	(bb (cc	) )	218,610

Gross margin	—	424,346	(9,893)	(cc	)	414,453
Operating expenses:
Research and development	—	109,508	22,880 632	(bb (cc	) )	133,020
Amortization of Intangible Assets	—	72,310				72,310
Selling and marketing	—	74,710	39,445	(bb	)	115,245
			1,090	(cc	)
General and administrative	—	90,838	16,508	(aa	)	270,620
			148,971	(bb	)
			4,116	(cc	)
			1,000	(dd	)
			9,187	(ff	)
Formation and operating costs	1,043	—	(1,043)	(ff	)	—

Total operating expenses	1,043	347,366	242,786			591,195

Operating income (loss)	(1,043)	76,980	(252,679)			(176,742)
Other income (expense):
Interest expense	—	(77,003)	22,972	ii.1		(54,031)
Loss on change in fair value of interest rate swaps	—	(13,249)	—			(13,249)
Loss on early retirement of debt	—	(8,615)	(6,932)	ii.2		(15,547)
Other income, net	—	332	—			332
Change in fair value of warrants	(106,715)	—	—			(106,715)
Loss on FPA liability	(69,875)	—	—			(69,875)
Compensation expense on private placement warrants	(6,993)	—	6,993	(ff	)	—
Offering costs allocated to warrant liabilities	(1,151)	—	1,151	(ff	)	—

Total other expense	(184,734)	(98,535)	24,184			(259,085)

Pretax loss	(185,777)	(21,555)	(228,495)			(435,827)
Income tax benefit		4,679	86,845	(ee	)	91,524

Net loss attributable to common stockholders	$(185,777)	$(16,876)	$(141,650)			$(344,303)

Weighted average shares outstanding- Common stock		1,480,296				593,230,820
Common stock- basic and diluted		$(11.40)				$(0.58)
Weighted-average shares outstanding – Class A Ordinary Shares	69,000,000
Class A ordinary shares- basic and diluted	$0.00
Weighted average shares outstanding- Class B non-redeemable ordinary shares	16,748,571
Class B non-redeemable ordinary shares- basic and diluted	$(11.09)

Note 1—Description of the Business Combination

On February 2, 2021, Dragoneer entered into the Business Combination Agreement with CCC. Dragoneer changed its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), upon which Dragoneer changed its name to “CCC Intelligent Solutions Holdings Inc.” (“New CCC”). Immediately after the Domestication, Chariot Merger Sub, a wholly owned subsidiary of Dragoneer, merged with and into CCC, with CCC as the surviving company in the merger and, after giving effect to such merger, CCC became a wholly-owned subsidiary of New CCC. After giving effect to the Business Combination, New CCC owns directly or indirectly, all of the issued and outstanding equity interests of CCC and its subsidiaries and the equityholders of CCC immediately prior to the Business Combination own a portion of the common stock of New CCC.

The following table illustrates ownership levels in New CCC Common Stock immediately following the consummation of the Business Combination based on actual redemptions by the public shareholders and the following additional circumstances: (i) 505,430,378 at $66.51 shares of New CCC Common Stock were issued to the holders of shares of common stock of CCC at closing of the Business Combination; (ii) 15,000,000 shares of New CCC Common Stock were issued in the PIPE Financing; (iii) the forward purchase units were issued pursuant to the Forward Purchase Agreements prior to the closing of the Business Combination; (iv) no public warrants or private placement warrants to purchase New CCC Common Stock that were outstanding immediately following closing of the Business Combination have been exercised; (v) no vested and unvested options to purchase shares of New CCC Common Stock that were held by equity holders of CCC immediately following the closing of the Business Combination have been exercised; and (vi) no exercise of the 2,000,000 working capital warrants received by Dragoneer Growth Opportunities Holdings (the “Sponsor”) upon the conversion of the outstanding $2,000,000 balance of the working capital loan provided by the Sponsor to Dragoneer. In addition, these percentages give effect to $134,551,667 of permitted recapitalization dividends declared and paid since the signing of the Business Combination Agreement and $134,627,317 of permitted recapitalization dividends, along with a one-time cash payment of $8,999,359 per option paid to certain option holders to compensate for the reduction in the fair value of the underlying shares without a corresponding decrease in the exercise price, that CCC paid substantially concurrently with the closing of the Business Combination.

	Shares	Ownership %	Voting Right %
Advent Investor(1)	372,634,844	62.7%	62.7%
OH Investor(1)	53,082,833	8.9%	8.9%
TCV Investor(1)	53,082,832	8.9%	8.9%
Other legacy CCC shareholders(1)(4)	26,629,869	4.5%	4.5%
Dragoneer public shareholders(2)	47,990,002	8.1%	8.1%
Sponsor and other initial shareholders and certain affiliates of Willett Advisors LLC(3)	26,125,000	4.4%	4.4%
PIPE Investors	15,000,000	2.5%	2.5%

Total	594,545,380	100.00%	100.00%

(1)

These ownership percentages do not give effect to the CCC Earnout Shares that may be issued upon the CCC Triggering Event and exclude the Sponsor Earnout Shares that are subject to forfeiture if a Sponsor Triggering Event does not occur.

(2)	Excludes shares acquired by certain public investors in connection with the PIPE Financing.
(3)

Includes the shares of New CCC Common Stock resulting from the conversion of Class A ordinary shares to be issued to Dragoneer Funding LLC and certain affiliates of Willett Advisors LLC as part of the forward purchase units that were issued immediately prior to the closing of the Business Combination and pursuant to the terms and conditions of the Forward Purchase Agreements.

(4)	Excludes shares owned by the Advent Investor, OH Investor and TCV Investor.

Note 2—Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). CCC has elected not to present Management’s Adjustments and are only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The historical financial information of Dragoneer and CCC has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are transaction accounting adjustments. The pro forma adjustments are prepared to illustrate the effect of the Business Combination and certain other adjustments.

The Business Combination is accounted for as a reverse recapitalization because CCC has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances:

•	The pre-combination equityholders of CCC will hold the majority of voting rights in New CCC;

•	The pre-combination equityholders of CCC will have the right to appoint the majority of the directors on the New CCC Board;

•	Senior management of CCC will comprise the senior management of New CCC; and

•	Operations of CCC will comprise the ongoing operations of New CCC.

Under the reverse recapitalization model, the Business Combination is treated as CCC issuing equity for the net assets of Dragoneer, with no goodwill or intangible assets recorded.

The unaudited pro forma condensed combined balance sheet presents pro forma effects of the Business Combination and the related proposed equity commitments as of March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 presents pro forma effects to the Business Combination as if it had been completed on January 1, 2020. The pro forma information is presented as if Dragoneer is the acquired entity.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using and should be read in conjunction with the following:

•	Dragoneer’s unaudited condensed balance sheet as of March 31, 2021 and the related notes, incorporated by reference, and

•	CCC’s unaudited condensed consolidated balance sheet as of March 31, 2021 and the related notes, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using and should be read in conjunction with the following:

•	Dragoneer’s condensed statement of operations for the three months ended March 31, 2021, incorporated by reference, and

•	CCC’s condensed consolidated statement of operations and comprehensive loss for the three months ended March 31, 2021, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using and should be read in conjunction with the following:

•	Dragoneer’s restated statement of operations for the period from July 3, 2020 through December 31, 2020, incorporated by reference, and

•	CCC’s consolidated statement of operations and comprehensive loss for the year ended December 31, 2020, incorporated by reference.

The unaudited pro forma condensed combined financial information has been prepared based on the actual withdrawal of $210 million from the Trust Account to fund the Dragoneer public stockholders’ exercise of their redemption rights on July 27, 2021 with respect to 21,009,998 Class A ordinary shares, as well as the reclassification of the remaining 47,990,002 Class A Ordinary Shares formerly deemed redeemable at March 31, 2021 to New CCC common stock.

CCC modified its existing equity awards such that the consummation of the Business Combination will satisfy the performance condition. Pro forma adjustments were recorded for the incremental stock compensation expense as the adjustments were material.

New CCC expects to enter into new equity awards with its employees upon the consummation of the Business Combination. No effect has been given to the unaudited pro forma combined financial information for the new awards.

The pro forma adjustments reflecting the consummation of the Business Combination and the completion of related proposed equity commitments are based on certain currently available information at the closing of the Business Combination and certain assumptions and methodologies that CCC believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. New CCC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related proposed equity commitments contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of Dragoneer and CCC.

Note 3—Pro Forma Adjustments

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(a) Reflects (1) the redemption of 21,009,998 shares of Class A Ordinary Shares for an aggregate payment of $210 million at $10 per share and (2) the exchange of the remaining 47,990,002 Class A Ordinary Shares formerly deemed redeemable at March 31, 2021 for New CCC Common Stock.

(b) Reflects cash funding as follows: (1) the transfer of approximately $480 million from the Trust Account to fund the transaction and (2) the proceeds from the PIPE Financing consisting of 15,000,000 shares of New CCC Common Stock at a purchase price of $10 per share for proceeds of approximately $150 million.

(c) Reflects the proceeds from the Sponsor Funding consisting of 17,500,000 of New CCC Common Stock (15,000,000 and 2,500,000 shares to Dragoneer Funding and certain affiliates of Willett Advisors LLC, respectively) at a purchase price of $10 per unit for proceeds of approximately $175 million.

(d) Reflects the settlement of estimated remaining unpaid transaction costs totaling approximately $47.7 million. Break-up of the total transaction costs is as follows: (1) Dragoneer’s deferred underwriting fees of approximately $24.1 million that are recorded on the historical balance sheet as of December 31, 2020, (2) CCC’s costs to be incurred in connection with issuance of equity of approximately $10.7 million with a corresponding adjustment to additional paid-in capital, (3) CCC’s costs unrelated to the issuance of equity that are expected to be expensed as incurred of approximately $5.7 million, and (4) Dragoneer’s expected costs to be incurred of approximately $7.2 million, with a corresponding adjustment to additional paid-in capital.

(d1) Reflects reclassification of deferred transaction costs incurred in connection with the issuance of equity of $2.4 million from other current assets to additional paid-in capital.

(e) Reflects the exchange of Dragoneer’s Redeemable Class A—Ordinary Shares and Class B—Ordinary Shares for 77,625,000 shares of New CCC Common Stock.

(f) Reflects the issuance of 505,363,389 shares of New CCC Common Stock to the shareholders of Common Stock—Series A and Common Stock—Series B of CCC.

Note: CCC shareholders and option holders (subject to continued employment) have the right to receive up to an additional 15,000,000 shares (“Company Earnout Shares”) of New CCC Common Stock if the Company Triggering Event occurs before the 10th anniversary of the closing i.e., the earlier of: (a) The first date on which the share price has been greater than or equal to $15 per share for any twenty trading days within any thirty consecutive trading day period beginning after the closing, or (b) a Change of Control. 1.5 million of these Company Earnout Shares are allocated to the vested and unvested option holders (“Option Holder Earnout Shares”) (see adjustment [cc] for detail).

Note: In addition, shares (“Sponsor Earnout Shares”) of New CCC Common Stock held by Sponsor are subject to forfeiture if the Sponsor Triggering Event does not occur before the 10th anniversary of the closing i.e., the earlier of: (a) The first date on which the share price has been greater than or equal to $13 per share for any twenty trading days within any thirty consecutive trading day period beginning after the closing, or (b) a Change of Control.

(f1) Reflects the fair value of the Company Earnout Shares in the aggregate amount of $112 million, $8.33 per share, in accumulated deficit with a corresponding credit to additional paid in capital (“APIC”).

(g) Reflects an additional dividend (“Additional Dividend”) payment of $90.66 per share to CCC shareholders on 1,450,978 and 33,178 of Series A and B common shares, respectively. The Additional Dividend was paid substantially concurrently with the consummation of the Business Combination. The proceeds from the Business Combination were used, in part, to fund the Additional Dividend distribution. The Additional Dividend is incremental to the initial dividend paid on March 17, 2021, which is already reflected on the interim condensed consolidated balance sheet as of March 31, 2021. See Note 16 in Cypress Holdings, Inc. and Subsidiaries Condensed Consolidated Financial Statements for the period ended March 31, 2021.

(h) Reflects the stock-based compensation expense for 81,768 performance-vested stock options with a total value of $204.9 million.

Note: According to the original terms of the 2017 Stock Option Plan, performance-based options would not vest on occurrence of an initial public offering through Form S-4. The board has approved a modification that resulted in vesting of the performance-based options when the Business Combination occurs. Therefore, the estimated new fair value of the performance-based options was calculated using an estimated date of modification which resulted in a higher fair value compared to the grant date fair value. The stock-based compensation expense will be recognized based on the fair value determined on the modification date.

(i) Reflects the net settlement of the phantom shares as a result of the Business Combination, which includes the recognition of additional compensation expense of approximately $6.3 million and the reduction of accrued expenses of approximately $3.9 million as of March 31, 2021.

Note: According to the original terms of the 2017 Stock Option Plan, phantom shares would not vest on occurrence of an initial public offering through Form S-4. The board has approved a modification that resulted in vesting of the phantom shares when the Business Combination occurs. Therefore, the incremental fair value of the phantom shares was calculated using an estimated date of modification which resulted in a higher fair value compared to the grant date fair value. The unrecognized stock-based compensation expense related to the phantom shares including the incremental fair value is expensed upon the consummation of the Business Combination.

(j) Reflects estimated one-time cash payment of $9.0 million at $66.40 per option paid to certain option holders to compensate for a reduction in the fair value of the underlying shares without a corresponding decrease in the exercise price (also see adjustment [bb]).

(k) Reflects the reclassification of Dragoneer’s prepaid expenses to other current assets.

(l) Reflects the settlement of advances from an affiliate of Dragoneer.

(m) Reflects (i) conversion of Dragoneer’s $2,000,000 convertible note—related party to Private Placement Warrants, resulting in an increase of warrant liability by $3.2 million with a corresponding decrease in the convertible note—related party balance of $1 million, conversion option liability of $1.2 million and an increase in accumulated deficit of $1 million (see adjustment [dd]) (ii) reclassification of the FPA liability of $7 million to warrant liability.

(n) Reflects the repayment of long-term debt (including short-term portion) that occurred at the closing of the Business Combination and the associated loss on debt extinguishment related to unamortized debt issuance costs.

The adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 are as follows:

(aa) Represents CCC’s transaction costs of $8.1 million that are unrelated to the issuance of equity and Dragoneer’s transaction costs of $8.4 million in connection with the Business Combination expected to be incurred subsequent to December 31, 2020. The remaining transaction costs expected to be incurred by CCC subsequent to December 31, 2020 of $13.1 million in connection with the Business Combination are recognized in APIC and are therefore excluded from New CCC’s unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 (see adjustment [d]).

(bb) Reflects additional estimated compensation expenses totaling $220.9 million related to: (1) performance-vested stock options of $204.9 million (see adjustment [h]), (2) additional estimated compensation expense of $7.0 million included in the net settlement of phantom shares (see adjustment [i]), (3) one-time estimated cash payment of $9.0 million at $66.40 per option paid to certain option holders to compensate for a reduction in the fair value of the underlying shares without a corresponding decrease in the exercise price (see adjustment [j]).

Additional estimated compensation expense related to items (1), (2) and (3) will not affect New CCC’s unaudited pro forma condensed combined statements of operations beyond 12 months after the closing of the Business Combination.

These additional estimated compensation expenses are reflected in the following financial statement line items: (1) cost of revenues of $9.6 million, (2) research and development expenses of $22.9 million, (3) selling and marketing expenses of $39.4 million, and (4) general and administrative expenses of $149.0 million.

(cc) Reflects compensation expenses related to Option Holder Earnout Shares of $6.1 million, reflected in the following financial statement line items: (1) cost of revenues of $0.3 million, (2) research and development expenses of $0.6 million, (3) selling and marketing expenses of $1.1 million, and (4) general and administrative expenses of $4.1 million.

Note: The vested and unvested option holders employed or in service when the Company Triggering Event occurs are eligible for a total of 1.5 million Company Earnout Shares. The total fair value of the Option Holder Earnout Shares of $12.9 million will be accounted for as additional compensation expense prospectively after consummating the Business Combination by New CCC over the implicit service period of 2.11 years. The compensation expenses related to Option Holder Earnout Shares for the 12-month period of $6.1 million is reflected in the unaudited pro forma condensed combined statement of operations, however this adjustment is not reflected in the unaudited pro forma condensed combined balance sheet.

(dd) Reflects amortization charge of the unamortized discount of $1 million, the difference between (A) the fair value of Private Placement Warrants of $3.2 million as of March 31, 2021 and (B) the carrying value of the convertible note—related party of $1 million plus fair value of the conversion option liability of $1.2 million (see adjustment [m]).

(ee) Reflects adjustments to income tax benefit (expense) as a result of the tax impact on the pro forma adjustments at the estimated statutory tax rate of 21.0% for the years ended December 31, 2020 and December 31, 2021.

(ff) Reflects reclassification of $9.2 million of Dragoneer expenses to conform to CCC’s financial statement presentation.

(gg) Reflects compensation expense related to Option Holder Earnout Shares of $1.5 million, reflected in the following financial statement line items: (1) cost of revenues of $0.03 million, (2) research and development expenses of $0.1 million, (3) selling and marketing expenses of $0.1 million, and (4) general and administrative expenses of $1.3 million (see adjustment [cc]).

(hh) Reflects reclassification of $4.4 million of Dragoneer expenses to conform to CCC’s financial statement presentation.

(ii) Adjustment to (1) eliminate the interest expense and amortization of debt issuance costs and (2) include the loss on debt extinguishment on repayment of the long-term debt at the closing of the Business Combination.

(jj) Reflects the elimination of the interest expense associated with the long-term debt repaid at the closing of the Business Combination.

Note 4—Earnings (Loss) per Share

The table below represents the unaudited earnings (loss) per share calculated based on the recapitalization resulting from the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. The following tables set forth the computation of pro forma basic and diluted earnings (loss) per share for the three months ended March 31, 2021 and for the year ended December 31, 2020. Amounts are stated in thousands of United States Dollars, except for share/unit and per share/unit amounts.

Three Months ended March 31, 2021
Pro Forma Basic Income per Share
Numerator:
Pro forma net income attributable to common stockholders total—Basic and Diluted	$123,757

Denominator: Basic
Historical weighted average shares outstanding—Basic (as reported)	1,483,107
Exchange Ratio	340.55
Weighted average number of shares outstanding, as exchanged—Basic	505,073,106
Pro forma adjustment for shares issued	89,115,002

Three Months ended March 31, 2021
Pro forma weighted average shares outstanding—Basic (actual redemptions)	594,188,108
Denominator: Diluted
Historical weighted average shares outstanding—Diluted	1,536,231
Exchange ratio	340.55
Weighted average number of shares outstanding, as exchanged—Diluted	523,164,521
Pro forma adjustment for shares issued	89,115,002
Pro forma weighted average shares outstanding—Diluted (actual redemptions)	612,279,523
Pro forma net income per share:
Basic	$0.21
Diluted	$0.20

Year ended December 31, 2020
Pro Forma Basic Loss per Share
Numerator:
Pro forma net loss attributable to common stockholders total—Basic and Diluted	$(344,303)

Denominator:
Historical weighted average shares outstanding—Basic and Diluted (as reported)	1,480,296
Exchange Ratio	340.55
Weighted average number of shares outstanding, as exchanged—Basic and Diluted	504,115,818
Pro forma adjustment for shares issued	89,115,002

Year ended December 31, 2020
Pro forma weighted average shares outstanding—Basic and Diluted	593,230,820
Pro forma net loss per share:
Basic	$(0.58)
Diluted	$(0.58)